As  filed with the Securities and Exchange Commission on December
30, 1998

                                      Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                       _________________

                            FORM S-8
                     REGISTRATION STATEMENT
                             Under
                   THE SECURITIES ACT OF 1933
                       _________________

                    GLOBAL INDUSTRIES, LTD.
     (Exact name of registrant as specified in its charter)

  Louisiana                                       72-1212563
(State or other                                   (I.R.S. Employer
jurisdiction of                                   Identification No.)
incorporation
or organization)



                        107 Global Circle
                   Lafayette, Louisiana 70503
  (Address of principal executive offices, including zip code)

                      ____________________


GLOBAL INDUSTRIES, LTD. NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

                    (Full title of the plan)


                       Peter S. Atkinson
            Vice President, Chief Financial Officer
                       107 Global Circle
                   Lafayette, Louisiana 70503
            (Name and address of agent for service)

                         (318) 989-0000
 (Telephone number, including area code, of agent for service)

                            Copy to:

                        Jeffery B. Floyd
                     Vinson & Elkins L.L.P.
                      2300 First City Tower
                    Houston, Texas 77002-6760
                         (713) 758-2222
                      (713) 758-2346 (Fax)

                CALCULATION OF REGISTRATION FEE



 Title of    Amount to     Proposed      Proposed     Amount of
securities       be         maximum       maximum     registration
  to be      registered     offering     aggregate       fee
registered                   price        offering
                           per share*      price*


Common
Stock,      25,000 shares     $5.28      $132,031       $37
$.01 par
value

*Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported on the New York Stock Exchange for the Common Stock on December 22, 1998.


                            PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

  The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Global Industries, Ltd, a Louisiana corporation (the "Company"), under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (File No. 2-56600) are incorporated herein by reference and made a part hereof:

     (a)  Annual Report on Form 10-K for the year ended  March
          31, 1998;

     (b)  Quarterly Reports on Form 10-Q for the quarters ended
          June 30, 1998 and September 30, 1998; and

     (c) description of the Company's Common Stock, par value $.01 per share ("Common Stock"), contained in the Registration Statement on Form 8-A filed pursuant to
          Section 12 of the Exchange Act as declared effective by the Commission on February 10, 1993.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

  The Company will provide without charge to any person to whom a copy of this Registration Statement has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Global Industries, Ltd., 107 Global Circle, Lafayette, Louisiana 70503, Attention: Secretary, telephone
(318) 989-0000.

  The audited consolidated financial statements of the Company incorporated by reference in this Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Deloitte & Touche LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.


Item 4.     Description of Securities.

  Not applicable.

Item 5.     Interests of Named Experts and Counsel.

  None.

Item 6.     Indemnification of Directors and Officers.

     The Company has authority under Section 83 of the Business Corporation Law of the State of Louisiana to indemnify its officers, directors, employees and agents to the extent provided in such statute. Article VI of the Company's Bylaws provides for indemnification of the Company's officers, directors, employees and agents to the fullest extent permitted by the Business Corporation Law of the State of Louisiana.

  The Company has entered into Indemnification Agreements with each of its directors. The Indemnification Agreements provide that, to the extent the Company maintains directors' and officers' liability insurance policies, each director will be named as an insured under such policies. The Indemnification Agreements also provide that the Company will indemnify each director against losses and expenses as a result of a claim or claims made against him for any act, failure to act or neglect or breach of duty, including any error, misstatement or misleading statement committed, suffered, permitted or acquiesced in by the director, or any of the foregoing alleged by any claimant, or any claim against the director or executive officer solely by reason of him being a director or officer of the Company, subject to certain exclusions. The Indemnification Agreements also provide certain procedures regarding the right to indemnification and for the advancement of expenses.

  Section 24 of the Business Corporation Law of the State of Louisiana permits the limitation of directors' personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director except in certain situations including the breach of a director's duty of loyalty or acts or omissions not made in good faith. Article VI of the Company's Articles of Incorporation includes such a limitation and limits directors' personal liability to the extent permitted by Section 24. Article VI of the Company's Bylaws provides that the Company may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents or any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Louisiana Business Corporation Law.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the securities Act and is therefore unenforceable.


Item 7.     Exemption from Registration Claimed.

  Not applicable.

Item 8.     Exhibits.

  Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:


   4.1 -  Global   Industries,  Ltd.  Non-Employee   Directors
          Compensation Plan.

   4.2 -  Amended  and  Restated Articles of Incorporation  of
          the   Company   (incorporated   by   reference    to
          Exhibits 3.1 and 3.3 to the Company's Registration Statement on Form S-1 (Registration No. 33-56600)).

   4.3 - Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-56600)).

   5.1 -  Opinion of Vinson & Elkins L.L.P.

  23.1 -  Consent of Deloitte & Touche LLP.

  23.2 -  Consent  of  Vinson  &  Elkins L.L.P.  (included  in
          Exhibit 5.1).

  24.1 - Powers of Attorney (included on the signature page to this Registration Statement).



                          UNDERTAKINGS

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (a)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933, as amended (the
     "Securities Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 30th day of December, 1998.

                                   GLOBAL INDUSTRIES, LTD


                                   By: /s/ Peter S. Atkinson
                                        Peter S. Atkinson
                                        Vice President,Chief
                                        Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Dore' and Peter S. Atkinson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities,
to   sign   any  and  all  amendments  (including  post-effective
amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of  1933,
this  Registration  Statement  has  been  signed  below  by   the
following persons in the capacities indicated as of the 30th day of December, 1998.

            Signature               Title


 /s/ William J. Dore'       Chairman of the Board, President
William J. Dore'            and Chief Executive Officer
                            (Principal Executive Officer)


 /s/ Peter S. Atkinson      Vice President, Chief Financial
Peter S. Atkinson           Officer
                            (Principal Financial and Accounting
                            Officer)


 /s/ James C. Day           Director
James C. Day


 /s/ Edward P. Djerejian    Director
Edward P. Djerejian


 /s/ Myron J. Moreau        Director
Myron J. Moreau


 /s/ Michael J. Pollock     Director
Michael J. Pollock





                         EXHIBIT INDEX



Exhibit                        Description
Number


4.1    -  Global    Industries,    Ltd.    Non-Employee
          Directors Compensation Plan.

4.2    -  Amended    and    Restated    Articles     of
          Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's
          Registration Statement on Form S-1 (Regis tration No. 33-56600)).

4.3    -  Bylaws   of  the  Company  (incorporated   by
          reference  to  Exhibit 3.2 to  the  Company's
          Registration   Statement    on    Form    S-1
          (Registration No. 33-56600)).

5.1    -  Opinion of Vinson & Elkins L.L.P.

23.1   -  Consent of Deloitte & Touche LLP.

23.2 - Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1 - Power of Attorney (included on the signature page to this Registration Statement).




                      GLOBAL INDUSTRIES, LTD.

              NON-EMPLOYEE DIRECTORS COMPENSATION PLAN


                      1.  Purposes of the Plan

  The Global Industries, Ltd. Non-Employee Directors Compensation Plan (the "Plan") is intended to provide a method for attracting and retaining qualified outside directors for Global Industries, Ltd. (the "Company") and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. The Plan shall be effective as of September 1, 1998.

                   2.  Administration of the Plan

  The Plan shall be administered by the Board of Directors of the Company, who is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as he or she may deem advisable to carry out the Plan. All expenses incurred in connection with the administration of the Plan shall be borne by the Company.

           3.  Eligibility and Participation in the Plan

  (a)   Eligibility.   Each director of the Company  who  is  not  an
employee of the Company or any subsidiary or affiliate of the Company (a "Non-employee Director") shall participate in the Plan.

  (b) Conversion or Deferral of Director's Fees. Each Non-employee Director may elect with respect to all or any designated portion of the cash director's fees, whether annual, periodic or special (but not expense reimbursements) to be earned by such director for services rendered ("Cash Compensation") to (i) defer receipt of all or any designated portion of his or her Cash Compensation for the Service Period (as defined below) or (ii) receive up to $20,000 of his or her Cash Compensation for the Service Period in shares of Common Stock of the Company in each case by filing with the Company an election in accordance with the terms of this Plan; provided that if any Non-employee Director shall fail to elect for any Service Period (other than the initial Service Period) to defer to Stock Units and/or to receive Common Stock in lieu of current Cash Compensation equal to at least $20,000 in the aggregate, then such Non-employee Director shall be deemed to have elected to receive shares of Common Stock in lieu of Cash Compensation to the extent necessary so that such Non-employee Directors total deferral to Stock Units and conversions to Common Stock shall equal $20,000.

  (c) Time of Making Elections. Any election which may be made under the Plan shall be made with respect to a twelve consecutive month period ("Service Period") during which services are rendered by an eligible director and must be made not later than the date immediately preceding the first day of such Service Period (or if later, the date the person is first elected or appointed as a director). On and after January 1, 1999, the Service Period for each participant shall commence on January 1 and end on December 31 of each year. As a result of the timing of the effective date of the Plan, the Service Period for calendar 1998 shall be for the period commencing on September 15, 1998 and ending on December 31, 1998.

  (d) Manner of Electing. Each Non-employee Director may make elections by giving written notice to the Company in the manner and form prescribed by the Secretary. Such notice shall include:

       (i) the percentage, if any, of Cash Compensation to be deferred;

       (ii) the percentage of the deferred compensation, if any, that will be deferred into each of the "Cash Fund" and "Stock Units;"

       (iii)an election of the time and manner of payment of any deferred compensation in accordance with paragraph 5(a) of the Plan; and

       (iv) the percentage, if any, of Cash Compensation to be paid in shares of Common Stock.

  (e) Nature of Elections. A participant's election for a Service Period shall continue in effect for future Service Periods until modified or revoked by written notice to the Company from such partic ipant. Any such modification or revocation shall be effective prospectively only from the first day of the Service Period following the giving of such notice. A modification or revocation of an existing election shall be made in the manner and form prescribed by the Secretary.

                 4.  Deferred Compensation Accounts

  (a)    Establishment  of  Deferral  Accounts.   The  Company  shall
establish a deferred compensation bookkeeping account (the "Deferral Account") for each Non-employee Director.

  (b) Amounts Deferred to Cash Fund. For Cash Compensation deferred to the Cash Fund, the Deferral Account will be credited (i) at the time such amount would otherwise be payable, with the amount of any Cash Compensation receipt of which the participant has elected to defer to the Cash Fund, and (ii) at the end of each calendar quarter (or the date of any valuation in the event of a payment prior to the end of a quarter), as additional deferred fees, a dollar amount equal to simple interest calculated based upon the prime rate published in The Wall Street Journal on the last business day of such quarter (or of the last preceding quarter in the event of a payment prior to the end of a quarter) ("Interest Equivalents") on the average daily balance during such quarter of such Deferral Account deferred to the Cash Fund.

  (c) Amounts Deferred to Stock Units. (1) For Cash Compensation deferred to Stock Units, the Deferral Account will be credited (i) at the time such amount would otherwise be payable, with a number of Stock Units equal to the number of shares of Common Stock of the Company which theoretically could have been purchased with such Cash Compensation receipt of which the participant has elected to defer to Stock Units, based upon the average of the closing prices of the Common Stock of the Company on the twenty trading days preceding such date, and (ii) on each date on which a cash dividend is paid on the Common Stock of the Company, with a number of Stock Units equal to the number of shares of Common Stock of the Company which theoretically could have been purchased with the amount of dividends payable on a number of shares equal to the number of Stock Units in the participant's Deferral Account on the day preceding the payment of such dividend, based upon the average of the closing prices of the Common Stock of the Company on the twenty trading days preceding the date of payment of the dividend. (2) If, and whenever, the Company shall effect a subdivision or consolidation of the Common Stock of the Company or the payment of a stock dividend on the Common Stock of the Company, (i) in the event of an increase in the number of outstanding shares of the Common Stock of the Company, the number of Stock Units credited to each participant's Deferral Account shall be proportionately increased and (ii) in the event of a reduction in the number of outstanding shares of Common Stock of the Company, the number of Stock Units credited to each participant's Deferral Account shall be proportionately reduced. In the event of stock dividends, spin offs of assets or other extraordinary dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations, liquidations, combinations, exchanges, issuances of rights or warrants and similar transactions or events not otherwise provided for in the preceding sentence, any outstanding Stock Units shall be subject to adjustment by the Board of Directors of the Company in its discretion as to the number of shares of Common Stock or other consideration comprising a Stock Unit. Subject to adjustment as provided in the preceding sentence, each Stock Unit shall be the equivalent of one share of Common Stock of the Company for all purposes under the Plan. Stock Units shall exist only for purposes of the Plan and matters related thereto, and in no event shall any participant have any right to receive any actual share of Common (or other security) of the Company by reason thereof or have any right as a stockholder of the Company by reason thereof.

  (d) Annual Statement. As promptly as practicable following the close of each calendar year, a statement will be provided to each participant showing the balance of such participant's Deferral Account as of the most recent December 31.

                    5.  Payment of Deferred Fees

  (a) Payment Election Generally. Prior to the first day of each Service Period, a participant shall elect, subject to the provisions of Paragraphs (b), (c) and (d) below, the time (which may not be prior to the date which is six months after he or she ceases to be a member of the Board) and the manner (which may either be a lump sum payment or semi-annual installment payments over a specified term not to exceed 10 years) for payment of amounts credited to his or her Deferral Account during such Service Period. Any such elections regarding the time and manner of payment of amounts credited to a participant's Deferral Account shall be irrevocable once made. In the absence of direction by a participant regarding the time or manner of payment of amounts credited to his or her Deferral Account during a particular Service Period, such amounts shall be distributed in accordance with the election made in the most recent written notice provided pursuant to paragraph 3(d) for a prior Service Period.

  (b) Payment Upon Death. In the event of a participant's death or termination of service due to illness or disability, the balance of such participant's Deferral Account, computed as of the date of his or her death or termination of service due to illness or disability, shall be paid in one lump sum to the participant or his or her designated beneficiary, as the case may be, as soon as reasonably possible. A participant, by written instrument filed with the Company in such manner and form as it may prescribe, may designate one or more beneficiaries to receive payment of the amounts credited to his or her Deferral Account in the event of his or her death. Any such beneficiary designation may be changed from time to time prior to the death of the participant. In the absence of a beneficiary designation on file with the Company at the time of a participant's death, the executors or administrator of the participant's estate shall be deemed to be his or her designated beneficiary.

  (c) Payment Upon Plan Termination. In the event the Plan is terminated by the Company, the balance of each participant's Deferral Account, computed as of the day immediately following the six-month anniversary of the date of such Plan termination, shall be paid to such participant in one lump sum as soon as practicable after such date.

  (d)    Payment  Upon  Change  of  Control.   With  respect  to  any
participant that ceases to be a director of the Company (or any successor) as a result of or in connection with a change of control that is not approved, recommended and supported by at least two-thirds of the directors that were also directors prior to the occur rence of any such change of control, the balance of such participant's Deferral Account, computed as of the later of the date such participant ceases to be a director of the Company or the date of such change of control, shall be paid to such participant in one lump sum as soon as practicable, but no later than thirty days following such date. For purposes of the Plan, "change of control" shall be deemed to have occurred if:

       (1) any person (within the meaning of Section 13(d) or 14(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any group (within the meaning of
  Section 13(d)(3) under the Exchange Act), a "Person"), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (such person being referred to as an "Acquiring Person") representing 50% or more of the total number of votes that may be cast for the election of directors other than beneficial ownership by (i) the Company or any subsidiary of the
  Company, (ii) any employee benefit plan of the Company or any person organized, appointed or established pursuant to the terms of any such employee benefit plan (unless such plan or person is a party to or is utilized in connection with a transaction led by Outside Persons), or (iii) William J. Dore' or any person controlling, controlled by or under common control with William J. Dore'; or

       (2) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election of directors or any combination of the foregoing transactions (a "Transaction"), the persons who were directors before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor thereto.

       For purposes of clause (1) above, the term "Outside Persons" means any persons other than Persons described in clauses (1) (i) or (iii) above or members of senior management of the Company in office immediately prior to the time the Acquiring Person acquires the beneficial ownership described in clause (1).

  The determination of whether a change of control has occurred, whether such change of control was approved, recommended or supported by two-thirds of the directors prior to, and with respect to, such change of control and whether any participant ceased to be a director of the Company as a result of or in connection with such change of control shall be made by the Board of Directors as existing at least six months prior to the occurrence of such change of control and its determination shall be final.

  (e) Conversion of Deferral Accounts for Purposes of Payment. If a participant has elected to receive payment of his or her Deferral Account in a lump sum pursuant to Paragraph (a) above, the value of his or her Deferral Account shall be determined as of the last day of the month preceding the time which he or she has elected to receive such payment and an amount equal to such value shall be paid to the participant. If such participant has elected to have any portion of his or her Deferral Account credited based on Stock Units pursuant to Paragraph 4(c), the value of such portion of his or her Deferral Account shall be based upon the average of the closing prices of Com mon Stock of the Company on the twenty trading days preceding the date of the valuation. If a participant has elected to receive payment of his or her Deferral Account in installments pursuant to paragraph (a) above (i) with respect to any portion of his or her Deferral Account deferred to the Cash Fund pursuant to paragraph 4(b), the value of such portion of his or her Deferral Account shall be determined as of the last day of the month preceding the time which he or she has elected to commence receiving such payments and an amount equal to the value of such portion of his or her Deferral Account multiplied by a fraction, the numerator of which is one and the denominator of which is the aggregate number of payments which the participant elected, shall be paid as of each semi-annual payment; provided, however, that any balance credited to such portion of such participant's Deferral Account shall continue to be credited with Interest Equivalents pursuant to paragraph 4(b), except that the Interest Equivalents so credited shall be paid directly to the participant, and (ii) with respect to any portion of his or her Deferral Account credited based on Stock Units pursuant to paragraph 4(c), the number of Stock Units credited to his or her Deferral Account shall be determined as of the last day of the month preceding the time which he or she has elected to commence receiving such payments and each subsequent time for payment thereafter, and such number shall be multiplied by a fraction, the numerator of which is one and the denominator of which is the remaining number of payments which the participant elected, and an amount equal to the value of the resulting number of Stock Units, based upon the average of the closing prices of Common Stock of the Company on the twenty trading days preceding such date, shall be paid to such participant. If Paragraphs (b), (c) or (d) above apply, the value of a participant's Deferral Account shall be determined as of the date specified in the applicable paragraph and the value of any portion of his or her Deferral Account deferred to Stock Units shall be based upon the average of the closing prices of Common Stock of the Company on the twenty trading days preceding such date and an amount equal to such aggregate value of his or her Deferral Account shall be paid to the participant or his or her designated beneficiary.

  (f) Form of Payment. All payments under the Plan shall be solely in the form of cash. Without limiting the generality of the foregoing, nothing in the Plan shall be construed as giving any participant any rights as a holder of common stock or any other equi ty security of the Company as a result of such participant's participation in this Plan or his or her election to credit his or her Deferral Account with Stock Units.

  (g) Debiting of Deferral Accounts. Once an amount has been paid to a participant or his or her beneficiary, such amount or the Stock Units equivalent thereof shall be debited from the participant's Deferral Account.

               6. Unforeseeable Financial Emergencies

  (a) Unforeseeable Financial Emergencies. For purposes of this paragraph 6, an "Unforeseeable Financial Emergency" shall mean an unexpected need of a participant for cash that (i) arises from a sudden and unexpected illness or accident of the participant or of a dependent of a participant, loss of the participant's property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of such participant,
(ii) would result in severe financial hardship to such participant if his deferral election was not canceled pursuant to paragraph 6(b) and/or if a benefit payment pursuant to paragraph 6(c) was not permitted,  and  (iii)  is  not  reasonably  satisfiable  from  other resources of such participant. Cash needs arising from foreseeable events, such as the purchase of a house or education expenses for children, shall not be considered to be the result of an Unforeseeable Financial Emergency. Further, cash needs which may be relieved (1) through reimbursement or compensation by insurance or otherwise, (2) by liquidation of the participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (3) by cessation of deferrals under the Plan shall not be considered to be Unforeseeable Financial Emergencies.
The Board of Directors of the Company shall have the authority to require a participant to provide such proof as it deems necessary to establish the existence of such participant's Unforeseeable Financial Emergency.

  (b) Suspension of Deferrals. In the event that the Board of Directors of the Company, upon written petition of a participant, determines in its sole discretion that such participant has suffered an Unforeseeable Financial Emergency or that such participant will, absent termination of such participant's deferral election then in effect under the Plan, suffer an Unforeseeable Financial Emergency, then such participant's deferral election then in effect, if any, shall be terminated as soon as administratively practicable after such determination. A participant whose deferral election has been so terminated may again elect to defer a portion of his cash director's fees, effective as of any subsequent Service Period that begins at lest six months after the effective date of such termination, by executing and delivering to the Company a new deferral election prior to the start of such Service Period.

  (c) Emergency Benefit Payment. In the event that the Board of Directors of the Company, upon written petition of a participant, determines in its sole discretion that such participant has suffered an Unforeseeable Financial Emergency, such participant shall be entitled to a benefit in an amount not to exceed the lesser of (i) the amount determined by the Board of Directors of the Company as necessary to meet such participant's needs created by the Unforeseeable Financial Emergency, or (ii) the then value of such participant's Deferral Account that is deferred to the Cash Fund. Such benefit shall be paid in a single lump sum, cash payment as soon as administratively practicable after the Board of Directors of the Company has made its determinations with respect to the availability and amount of such benefit. If a participant's Deferral Account contains more than one election with respect to the time and manner in which amounts credited thereto will be paid to such participant, such benefit shall be considered to have been distributed, first, from amounts with respect to which the earliest distribution would be made pursuant to paragraph 5(a), then, from amounts with respect to which the next earliest distribution would be made pursuant to paragraph 5(a), and continuing in such manner until all available amounts have been exhausted.

        7.  Stock Acquisitions in Lieu of Cash Compensation

  (a)   Shares Subject to the Plan.  The maximum number of shares  of
Common Stock that may be issued under the Plan is 25,000 subject to adjustment as provided in paragraph (c) below. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Board of Directors, in its discretion, shall from time to time determine; provided, however, that if the rules of any stock exchange or stock market on which the shares of Common Stock are listed require stockholder approval of the Plan as a prerequisite for listing on such stock exchange or stock market shares of Common Stock issuable under the Plan, then, unless and until such stockholder approval is obtained, all shares of Common Stock issued pursuant to the Plan shall be treasury shares.

  (b) The percentage of the Cash Compensation to be paid in shares of Common Stock shall not be paid in cash, but in lieu thereof shall be paid by the transfer of shares of Common Stock to such Non-employee Director. On the last day of each Service Period, each Non-employee Director who has elected to receive a portion of the Cash Compensation in shares pursuant to the terms of this section shall automatically and without necessity of any action by the Company, be entitled to receive shares of Common Stock for such percentage of the Cash Compensation pursuant to the terms and conditions of the Plan. For purposes of the Plan, the number of Shares shall be determined by dividing (A) the amount of the Cash Compensation to be paid in shares by (B) the average of the closing prices of the Common Stock on the twenty trading days preceding the last day of the applicable Service Period. If on the last day of any Service Period the number of shares otherwise issuable to the Non-employee Directors hereunder would exceed the number of shares then remaining available under the Plan, the available shares shall be allocated among the Non-employee Directors in proportion to the number of shares they would otherwise be entitled to receive, and the remainder of the Cash Compensation shall be payable in cash. No fraction of a share shall be issued by the Company pursuant to this paragraph (b), but in lieu thereof each Non-employee Director who would otherwise be entitled to a fraction of a share of Common Stock shall be paid an amount in cash equal to the value of such fraction of a share based upon the average of the closing prices of the Common Stock on the twenty trading days preceding the last day of the applicable Service Period.

  (c) Capital Adjustments. The maximum number of shares of Common Stock subject to the Plan shall be proportionately adjusted to reflect any dividend or other distribution on the Company's outstanding shares of Common Stock payable in shares of Common Stock or any split or consolidation of the outstanding shares of Common Stock. If the Company's outstanding shares of Common Stock shall, in whole or in part, be changed into or exchangeable for a different class or classes of securities of the Company or securities of another corporation, whether through recapitalization, merger, consolidation, reorganization or otherwise, then (subject to the powers of the Board to amend the Plan in whole or in part the shares which each Non-employee Director is entitled to receive on the last day of any Service Period pursuant to paragraph (b) shall thereafter be paid in the class, or proportionately in the classes, of securities into which the outstanding shares of Common Stock shall have been converted or for which they are exchangeable, and the maximum amount of securities issuable under the Plan shall be the number of securities into or for which such number of shares of Common Stock would be changed or exchangeable.

  (d) Rights as a Stockholder. Prior to the issue date, the Non-employee Director shall have no rights as a stockholder with respect to shares of Common Stock to be issued hereunder. Shares issued to Non-employee Directors hereunder shall be fully vested on the issue date notwithstanding any subsequent cessation of the status of the participant as a Non-employee Director.

  (e) Issuance of Certificates and Withholding. As promptly as practicable following the last day of each Service Period, the Company shall issue stock certificates registered in the name of each Non-employee Director who is entitled to receive the shares representing  the  number  of  whole shares  determined  pursuant  to paragraph (b), and shall deliver such certificates to the Non-employee Director or his or her beneficiary.

  The Company may make such provisions as it may deem appropriate for the withholding of any federal, state or local taxes which the Company determines it is required to withhold.

  (f) Compliance with the Securities Act of 1933. The Company has no obligation to register the shares of Common Stock issued hereunder under the Securities Act of 1933. Each recipient of shares by accepting such shares acknowledges that he or she is acquiring the shares for investment and not with a view to distribution and in addition to any other restriction on transfer provided hereunder, the shares may not be transferred except pursuant to the requirements of Rule 144 including the holding period thereunder, other available exemption from registration, or an effective registration statement.

         8.  Prohibition Against Assignment or Encumbrance

  No right, title, interest or benefit hereunder shall ever be liable for or charged with any of the torts or obligations of a participant or a person claiming under a participant, or be subject to seizure by any creditor of a participant or any person claiming under a participant. No participant or any person claiming under a participant shall have the power to anticipate or dispose of any right, title, interest or benefit hereunder in any manner until same shall have been actually distributed free and clear of the terms of the Plan.

                       9.  Nature of the Plan

  The Plan and any election agreements executed thereunder constitute an unfunded, unsecured liability of the Company to make payments in accordance with the provisions hereof, and neither a participant nor any person claiming under the participant shall have any security or other interest in any specific assets of the Company by virtue of the Plan. Neither the establishment of the Plan, the crediting of amounts to Deferral Account nor the setting aside of any funds shall be deemed to create a trust. The Company at its election may fund the payment of benefits under the Plan by setting aside and investing, in an account on the Company's books, such funds as the Company may from time to time determine. Legal and equitable title to any funds so set aside shall remain in the Company, and no participant shall have any security or other interest in such funds. Any funds so set aside shall remain subject to the claims of the creditors of the Company, present and future.

               10.  Amendment and Termination of Plan

  The Company shall have the right to alter or amend the Plan or any part thereof from time to time, except the Company shall not make any alteration or amendment which would impair the rights of a participant with respect to amounts theretofore credited to that participant's Deferral Accounts. The Company may terminate the Plan at any time. If not sooner terminated under the provisions of this paragraph, the Plan shall terminate as of the date on which all amounts theretofore credited to Deferral Accounts have been paid.

                        11.  Laws Governing

  The Plan and any documents executed in connection therewith shall be construed in accordance with and governed by the laws of the State of Texas.



                                                         Exhibit 5.1


                          Vinson & Elkins
                          ATTORNEYS AT LAW

                       VINSON & ELKINS L.L.P.
                       2300 FIRST CITY TOWER
                         1001 FANNIN STREET
                     HOUSTON, TEXAS 77002-6760
                      TELEPHONE (713) 758-2222
                         FAX (713) 758-2346

WRITER'S TELEPHONE                                       WRITER'S FAX
(713) 758-2194                                          (713) 615-5660

                        December 28, 1998


Global Industries, Ltd.
107 Global Circle
Lafayette, Louisiana  70503

Gentlemen:

  We have acted as counsel for Global Industries, Ltd., a Louisiana corporation (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the issuance of up to 25,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), which may be issued under the Global Industries, Ltd. Non-Employee Directors Compensation Plan (the "Directors Plan").

  In connection with the opinion expressed herein, we have examined such certificates, instruments and documents and reviewed such questions of law as we have considered necessary or appropriate. In rendering this opinion we have relied, as to factual maters, on such certificates and other communications of public officials and officers of the Company as we have deemed necessary or appropriate.

  Based upon the foregoing examination and review, we are of the opinion that the Shares to be issued pursuant to the Directors Plan, have been duly authorized for issuance and, when (a) the Registration Statement has become effective under the Act, and
(b) the pertinent provisions of any state securities laws, as may be applicable, have been complied with, and (c) the Shares are issued in accordance with the terms of the Directors' Plan such Shares will be validly issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                           Very truly yours,

                           /s/ Vinson & Elkins L.L.P.

                           VINSON & ELKINS L.L.P.





                                                     Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Global Industries, Ltd. on Form S-8 of our report dated June 12, 1998, appearing in the Annual Report on Form 10-K of Global Industries, Ltd. for the year ended March 31, 1998.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

New Orleans, Louisiana
December 29, 1998